Exhibit 10.2

GOVERNMENT PROPERTIES INCOME TRUST

Restricted Share Agreement

This Restricted Share Agreement (this “Agreement”) is made as of «DATE», between «NAME» (the “Recipient”) and Government Properties Income Trust (the “Company”).

In consideration of the mutual promises and covenants contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Grant of Shares.  Subject to the terms and conditions hereinafter set forth and the terms and conditions of the Government Properties Income Trust 2009 Incentive Share Award Plan, as it may be amended from time to time (the “Plan”), the Company hereby grants to the Recipient, effective as of the date of this Agreement, « NUMBER OF SHARES» of its common shares of beneficial interest, par value $.01 per share (the “Common Shares”).  The shares so granted are hereinafter referred to as the “Shares,” which term shall also include any shares of the Company issued to the Recipient by virtue of his or her ownership of the Shares, by share dividend, share split or combination, recapitalization or otherwise.

2.Vesting; Repurchase of Shares.

(a)Subject to Sections 2(b) and 2(c) hereof, the Shares shall vest one-fifth of the total number of Shares as of the date hereof and as to a further one-fifth of such total number of Shares on each anniversary of the date hereof for the next four calendar years.  Any Shares not vested as of any date are herein referred to as “Unvested Shares.”

(b)Subject to Section 2(c) hereof, at the option of the Company, in the event the Recipient ceases to render significant services, whether as an employee or otherwise, to (i) the Company, (ii) the entity which is the manager or shared services provider to the Company or an entity controlled by, under common control with or controlling such entity (collectively, the “Manager”), or (iii) an affiliate of the Company (which shall be deemed for such purpose to include any other entity to which the Manager is the manager or shared services provider), all or any portion of the Unvested Shares shall be forfeited by the Recipient as of the date the Recipient ceases to render such services.  The Company may exercise such option by delivering or mailing to the Recipient (or his or her estate), at any time after the Recipient has ceased to render such services, a written notice of exercise of such option.  Such notice shall specify the number of Unvested Shares to be forfeited.

(c)Notwithstanding anything in this Agreement to the contrary, immediately upon the occurrence of an Acceleration Event (as defined below), all of the Unvested Shares shall vest and any forfeiture or other rights of the Company described in Section 2(b) shall lapse in their entirety, and such vesting and lapse of forfeiture or other Company rights shall also immediately apply to each other Common Share previously granted to the Recipient which then remains subject to comparable restrictions and rights.  For purposes of this Section 2(c), an Acceleration Event shall be deemed to occur immediately upon the occurrence of any of the following events: a Change in Control, a Termination Event (as each such term is defined in Exhibit A hereto) or the death of the Recipient.

3.Legends.  Share certificates, if any, evidencing the Shares shall prominently bear a legend in substantially the following terms:

“THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED PURSUANT TO A SHARE AWARD PLAN MAINTAINED BY THE COMPANY. THESE SHARES MAY BE SUBJECT TO TRANSFER AND/OR VESTING RESTRICTIONS, AND UNVESTED SHARES ARE SUBJECT TO REPURCHASE RIGHTS AND FORFEITURE CONDITIONS CONTAINED IN THE PLAN, THE RELATED GRANT OF SHARES OR AN AGREEMENT BETWEEN THE COMPANY AND THE INITIAL HOLDER OF THESE SHARES. A COPY OF APPLICABLE RESTRICTIONS, REPURCHASE RIGHTS AND FORFEITURE CONDITIONS WILL BE FURNISHED TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.”

In the event that the Shares are not evidenced by share certificates, the share books and records of the Company shall contain a notation in substantially the following terms:

“THE SHARES COVERED BY THIS STATEMENT WERE ISSUED PURSUANT TO A SHARE AWARD PLAN MAINTAINED BY THE COMPANY. THESE SHARES MAY BE SUBJECT TO TRANSFER AND/OR VESTING RESTRICTIONS, AND UNVESTED SHARES ARE SUBJECT TO REPURCHASE RIGHTS AND FORFEITURE CONDITIONS CONTAINED IN THE PLAN, THE RELATED GRANT OF SHARES OR AN AGREEMENT BETWEEN THE COMPANY AND THE INITIAL HOLDER OF THESE SHARES. A COPY OF APPLICABLE RESTRICTIONS, REPURCHASE RIGHTS AND FORFEITURE CONDITIONS WILL BE FURNISHED TO THE HOLDER OF THE SHARES COVERED BY THIS STATEMENT WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.”

Certificates evidencing Shares and Shares not evidenced by certificates shall also bear or contain, as applicable, legends and notations as may be required by the Plan or the Company’s declaration of trust, any applicable supplement thereto or bylaws, each as in effect from time to time, or as the Company may otherwise determine appropriate.

Promptly following the request of the Recipient with respect to any Shares (or any other Common Shares previously granted to the Recipient) which have become vested, the Company shall take, at its sole cost and expense, all such actions as may be required to permit the Recipient to resell such shares including, without limitation, providing to the Company’s transfer agent certificates of officers of the Company, and opinions of counsel and/or filing an appropriate registration statement, and taking all such other actions as may be required to remove the legends set forth above with respect to transfer and vesting restrictions from the certificates evidencing such shares and, if applicable, from the share books and records of the Company.  The Company shall reimburse the Recipient, promptly upon the receipt of a request for payment, for all expenses (including legal expenses) reasonably incurred by the Recipient in connection with the enforcement of the Recipient’s rights under this paragraph.

4.Tax Withholding.  To the extent required by law, the Company shall withhold or cause to be withheld income and other taxes incurred by the Recipient by reason of a grant of Shares, and the Recipient agrees that he or she shall upon the request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations from time to time (including as Shares become vested) as the Company may request.

5.Miscellaneous.

(a)Amendments.  Neither this Agreement nor any provision hereof may be changed or modified except by an agreement in writing executed by the Recipient and the Company; provided, however, that any change or modification that does not adversely affect the rights hereunder of the Recipient, as they may exist immediately prior to the effective date of such change or modification, may be adopted by the Company without an agreement in writing executed by the Recipient, and the Company shall give the Recipient written notice of such change or modification reasonably promptly following the adoption of such change or modification.

(b)Binding Effect of the Agreement.  This Agreement shall inure to the benefit of, and be binding upon , the Company, the Recipient and their respective estates, heirs, executors, transferees, successors, assigns and legal representatives.

(c)Provisions Separable.  In the event that any of the terms of this Agreement shall be or become or is declared to be illegal or unenforceable by any court or other authority of competent jurisdiction, such terms shall be null and void and shall be deemed deleted from this Agreement, and all the remaining terms of this Agreement shall remain in full force and effect.

(d)Notices.  Any notice in connection with this Agreement shall be deemed to have been properly delivered if it is in writing and is delivered by hand or by facsimile or sent by registered certified mail, postage prepaid, to the party addressed as follows, unless another address has been substituted by notice so given:

To the Recipient:To the Recipient’s address as set forth on the signature page hereof.

To the Company:Government Properties Income Trust

Two Newton Place

255 Washington Street, Suite 300

Newton, MA  02458

Attn: Secretary

(e)Construction.  The headings and subheadings of this Agreement have been inserted for convenience only, and shall not affect the construction of the provisions hereof.  All references to sections of this Agreement shall be deemed to refer as well to all subsections which form a part of such section.

(f)Employment Agreement.  This Agreement shall not be construed as an agreement by the Company, the Manager or any affiliate of the Company or the Manager to employ the Recipient, nor is the Company, the Manager or any affiliate of the Company or the Manager obligated to continue employing the Recipient by reason of this Agreement or the grant of the Shares to the Recipient hereunder.

(g)Applicable Law.  This Agreement shall be construed and enforced in accordance with the laws of The Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused this Agreement to be executed under seal, as of the date first above written.

GOVERNMENT PROPERTIES INCOME TRUST

By:
Title:	Treasurer and Chief Financial Officer

RECIPIENT:

«NAME»
«ADDRESS»
«CITY», «ST» «ZIP»

Exhibit A

A  “Change in Control” shall be deemed to have occurred if any of the events set forth in any one of the following paragraphs shall have occurred:

(a)any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of either the then outstanding common shares of beneficial interest of the Company or the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in paragraph (c)(i) below;

(b)the following individuals cease for any reason to constitute a majority of the number of Trustees then serving: individuals who, on the date of the Agreement, constitute the Board and any new Trustee (other than a Trustee whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Trustees) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the Trustees then in office who either were Trustees on the date of the Agreement or whose appointment, election or nomination for election was previously so approved or recommended;

(c)there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other entity, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(d)the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

A  “Termination Event” shall occur if Reit Management & Research LLC (or any entity controlled by, under common control with or controlling Reit Management & Research LLC) ceases to be the manager or shared services provider to the Company.

For purposes of the definitions set forth on this Exhibit A, the following definitions shall apply, with capitalized terms used but not defined in this Exhibit A having the meaning set forth in the Plan:

“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

“Agreement” shall mean the Restricted Share Agreement to which this Exhibit A is attached.

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities and (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company.

“Trustee” is a member of the Board of Trustees of the Company.